TERMINATION AND SERVICE AGREEMENT

This Termination and Service Agreement (the “Agreement”) is entered into by and between Michael Kantrowitz (“Executive”), and Neoware, Inc., on behalf of itself and each of its present and future related entities, affiliates, subsidiaries and each of their respective successors and assigns (the “Company”).

BACKGROUND

A. Executive has served as Chief Executive Officer of the Company pursuant to the terms of an employment letter dated October 18, 2005.

B. By mutual agreement, Executive is resigning as Chief Executive Officer of the Company effective on October 30, 2006 upon the terms and conditions set forth in this Agreement.

C. The Company and Executive desire to enter into this Agreement with respect to such resignation and to provide for the appointment of Executive as Executive Chairman of the Board of Directors upon the terms and conditions set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound hereby and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:

1. Termination as Chief Executive Officer.

1.1 Executive hereby resigns as Chief Executive Officer effective on October 30, 2006 (the “CEO Termination Date”).

1.2 In consideration of Executive’s release of claims and covenants set forth in this Agreement, including but not limited to, Executive’s release of all claims for compensation, personal injury, mental and emotional distress and attorneys’ fees, provided that Executive has not revoked this Agreement as set forth in Section 13.7 and has complied with his obligations under this Agreement, and without creating any precedent in the administration of its policies and benefits, the Company agrees as follows:

(a) to pay Executive separation pay (the “Separation Pay”) in the gross amount of five hundred forty three thousand ninety nine dollars ($543,099), less taxes and other deductions required by law to be withheld, representing eighteen (18) calendar months of Executive’s current base salary. The Company agrees to pay Executive the Separation Pay (i) one-third in a lump sum on the Separation Pay Commencement Date (as defined below), (ii) one-third in continuous normal payroll periods during the six-month period (the “First Separation Pay Period”) commencing on the first regular payroll date following the Separation Pay Commencement Date, and one-third in continuous normal payroll periods during the 12-month period commencing on the first regular payroll date following the end of the First Separation Pay Period. The “Separation Pay Commencement Date” shall be the earliest to occur of: (x) April 30, 2007; (y) the termination of Executive as Executive Chairman by either the Company or Executive upon 15 days prior written notice to the other party; and (z) the date upon which there is a change in the composition of the Board of Directors such that two or more Board members who are in office on the date of this Agreement cease to be members of the Board or two or more Board members are added to the Board of Directors;

(b) to pay Executive in a lump sum on the Separation Pay Commencement Date the amount of two hundred twenty thousand one hundred three dollars ($220,103), less taxes and other deductions required by law to be withheld, representing an amount equal to 1.5 times the average of Executive’s annual bonus earned over the fiscal years ended June 30, 2004, 2005 and 2006;

(c) to provide Executive with the continued use of his Company-provided automobile and repair expenses (or cash equal to the direct lease payments in lieu thereof if the lease for such automobile has expired) for a period of eighteen (18) months commencing on the date of Executive’s actual termination of service to the Company as Executive Chairman, in accordance with Section 2.1 (the “Post Termination Benefits Period”);

(d) to pay Executive’s COBRA payment, on behalf of Executive, in order to provide Executive with continuation of Executive’s then existing Company medical, vision and dental benefits for himself during the Post-Termination Benefits Period;

(e) on the date of actual termination of Executive’s service to the Company as Executive Chairman, all of Executive’s outstanding and unvested options granted under the Company’s 1995 Stock Option Plan, 2002 Non-Qualified Stock Option Plan and 2004 Equity Incentive Plan (collectively, the “Plans”), and the agreements thereunder, shall vest and become exercisable and will continue to be exercisable for twelve (12) months. Exhibit A lists all of Executive’s outstanding stock options as of the date of this Agreement, the Plans under which they were granted and their dates of grant; and

(f) to pay Executive his accrued, unused Paid Time Off accumulated as of the CEO Termination Date, less taxes and other withholdings required by law, which will be included in Executive’s final paycheck on the CEO Termination Date, in accordance with the Company’s policy; and

(g) to Executive’s continued use of Executive’s Company-provided laptop computer.

1.3 All compensation and benefits to be paid or provided to Executive under ¶1.2 (a) – (g), inclusive, and under ¶4.1 of this Agreement are deemed by the parties to be either “wages” or “fringe benefits or wage supplements” under the provisions of the Pennsylvania Wage Payment and Collection Law, 43 P.S. § 260.1 et seq.

2. Appointment as Executive Chairman.

2.1 The Company hereby appoints Executive to serve in the capacity of Executive Chairman of the Board (the “Executive Chairman”) during the period (the “Executive Chairman Term”) commencing on the CEO Termination Date until the earlier of (i) such date as Executive is not elected by the stockholders of the Company to serve as a member of the Board of Directors or (ii) the termination of Executive as Executive Chairman by either the Company or Executive upon 15 days prior written notice to the other party (the “Separation Date”)

3. Duties and Responsibilities. During the Executive Chairman Term, Executive shall serve as a full-time employee of the Company and shall preside over the meetings of the Board of Directors and will provide such services as may be reasonably requested by the Board relating to major corporate transactions and strategic relationships involving the Company. Executive agrees that in such position he will no longer be an executive officer of the Company. Executive shall make available to the Company his full working time, attention and energy to his duties and responsibilities as Executive Chairman.

4. Executive Chairman Compensation.

4.1 In consideration of Executive’s Service as Executive Chairman, during the first six months of the Executive Chairman Term (or such shorter period in the event that Executive’s service is terminated as provided in Section 2.1), and as mutually agreed by the parties thereafter, the Company agrees:

(a) to pay Executive his current base salary as of the date of this Agreement, less taxes and other deductions required by law to be withheld, payable at regular pay intervals;

(b) to provide Executive with the continued use of his Company-provided automobile including repair expenses (or cash equal to the direct lease payments in lieu thereof if the lease for such automobile has expired);

(c) to provide Executive with all then existing Company benefits, including but not limited to medical, vision and dental benefits, but excluding bonus and other incentive plans, for himself; and

(d) to reimburse Executive for reasonable business expenses incurred by him in connection with the performance of services requested by the Board of Directors of the Company to be performed by him during the Executive Chairman Term upon presentation of an itemized account of such expenses in accordance with the Company’s policies.

4.2 The Company will provide Executive with separate notice of Executive’s right to elect continued benefits coverage, if available after the period indicated under Section 1.1(d), under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and the Employee Retirement Income Security Act (ERISA).

5. General Release.

5.1 In consideration of the foregoing (including without limitation the promises and payments as described in Sections 1 and 4 above, which are in excess of that to which Executive would have otherwise been entitled upon termination of employment, Executive hereby:

(a) Fully and forever releases, discharges, cancels, waives, and acquits for Executive, his heirs, executors, administrators and assigns, the Company and any and all of its related entities, affiliates, subsidiaries, corporate parent, directors, agents, officers, owners, employees, attorneys, successors and assigns (the “Company Released Parties”), of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, including personal injury claims, which Executive has, had or may have had against any of the Company Released Parties, arising out of, or by reason of the termination of Executive’s employment as CEO or any cause, matter, or thing whatsoever , arising from events or actions occurring on or before the CEO Termination Date, WHETHER KNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT.

This FULL WAIVER OF ALL CLAIMS includes, without limitation, attorneys’ fees, costs, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment and/or cessation of that employment, such as, BUT NOT LIMITED TO, any charge, claim, lawsuit or other proceeding arising under the Older Worker’s Benefit Protection Act (OWBPA), the Age Discrimination in Employment Act (ADEA), the Civil Rights Act of 1866 (Section 1981), Title VII as amended by the Civil Rights Act of 1991, the Americans with Disabilities Act (ADA), the Labor Management Relations Act (LMRA), the National Labor Relations Act (NLRA), ERISA, COBRA, the Fair Labor Standards Act (FLSA), all as amended, as well as any claims arising under any other federal, state, or local statutes and common law claims for wrongful termination, discrimination, breach of contract or misrepresentation. Nothing contained in this Agreement, however, shall constitute a release by Executive of any vested rights or benefits to which Executive may otherwise be entitled and/or any claims for workers’ compensation benefits.

Executive further agrees that, while the release above may not prevent Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”) and/or participating in any such proceedings to challenge the knowing and voluntary nature of this Agreement under the ADEA, Executive acknowledges that he has not filed any such claims or commenced any action with an administrative agency or court regarding any claims released in this Agreement;

(b) Waives all right, title and interest in any benefit plan of the Company and waives and releases all claims based on or related to such benefit plans or programs other than those rights, title and interest which are vested, or which vest by virtue of this Agreement, or which are specifically provided to Executive in this Agreement, or which arise or accrue after the CEO Termination date solely as a result of the Company providing benefits to Executive in accordance with Section 4.1(c); and

(c) Refrains from engaging in any activity harmful to the Company, except to the extent that Executive may engage in lawful activities competitive with the business of the Company that do not violate any restrictive covenant between Executive and the Company or makes any disparaging statements concerning the Company, its affiliates, corporate parent, subsidiaries, officers, directors, attorneys, agents, employees, successors or assigns, either publicly or privately.

(d) Executes releases substantially in the form of the above release contained in this Section 5.1 on the Separation Pay Commencement Date and the Separation Date.

6. Company Release.

6.1 In consideration of the mutual promises made herein, the Company hereby fully and forever releases, discharges, cancels, waives and acquits for the Company, its successors and assigns, Executive of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, which the Company has, had or may have had against Executive, arising from events or actions in connection with Executive’s employment with the Company as CEO, or termination thereof, or performance of job duties in the course of employment with the Company as CEO or the termination of Executive’s employment as CEO, WHETHER KNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT.

6.2 Notwithstanding anything contained herein to the contrary, the Company agrees to defend and/or indemnify Executive and hold him harmless from any claims made against him by a third party arising out of his activities as an employee, officer or director of the Company, to the same extent as the Company is, or may be obligated under its Certificate of Incorporation, to defend and/or indemnify and hold harmless its employees, officers or directors of the Company from any claims made against them by a third party arising out of their activities as employees, officers or directors of the Company, or to the same extent that the Company customarily has in the past. Nothing in this Agreement shall release the Company or any of its insurance carriers from any such undertaking or obligation.

6.3 The Company shall refrain, and shall use its best efforts to cause its affiliates, subsidiaries, officers, directors, attorneys, agents, employees, successors or assigns, from engaging in any intentional activity directed only to Executive, and not to the Company’s employees in general, that is deliberately harmful to Executive, except to the extent that the Company engages in activities competitive with the business of Executive; or to make any disparaging statements concerning Executive, either publicly or privately.

7. Non-Competition. As a material inducement to the Company to enter into this Agreement, for a period of eighteen months from and after the Separation Pay Commencement Date, Executive shall not, other than for the Company, anywhere in the Area, on his own behalf or in the service or on behalf of others: (i) provide Thin Client Services (as defined below); or (ii) acquire or have an ownership interest in (other than as a holder of less than one percent of the outstanding securities of any entity whose voting securities are registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended), any business, person or entity that derives revenues from or otherwise engages in the Thin Client Business; or (iii) participate in, as an employee, officer, director, advisor, consultant, partner, agent, independent contractor, joint venturer or in any other relationship whatsoever, any business, person or entity that derives more than ten (10) percent of its revenues from the Thin Client Business during the prior fiscal year and subsequent interim quarterly periods, provided that Executive does not participate in, as an employee, officer, director, advisor, consultant, partner, agent, independent contractor, joint venturer or in any other capacity whatsoever, the division or subsidiary engaged in the Thin Client Business, and, provided further, that this exception shall not apply to either clause (i) or (ii) of this Section 7.

7.1 For purposes of this Section 7, “Area” shall mean anywhere within any state of the United States of America or any other country in which the Company or any of its subsidiaries or affiliates, directly or indirectly, at any time during the two-year period ending on the date hereof carried on or engaged in business or otherwise designed, developed, manufactured, provided, sold, licensed or distributed its products, services or solutions.

7.2 For purposes of this Section 7, “Thin Client Business” shall mean any business, person or entity which is engaged in providing Thin Client Services.

7.3 For purposes of this Section 7, “Thin Client Services” shall mean designing, developing, manufacturing, licensing, distributing and selling, directly or indirectly, other than such services to the Company, any (i) thin client software or devices using embedded operating systems plus web browsers, the X Window, Tarantella, RDP or ICA protocols or their successors, or remotely displaying graphical applications from Unix, Linux or Windows computers or from the Internet or (ii) the design, development, license, marketing, distribution or sale of software or other technology that enables booting of Windows operating systems without local disk drives or other local media, or other forms of software streaming that can assist in producing Windows operating system images that can be accessed from a server or other device by heterogeneous computer devices containing different hardware, or (iii) in addition to (i) and (ii) above, any products which compete on a comparable technological basis with Company’s products or technology in existence as of the Separation Pay Commencement Date, including derivatives, modifications and improvements to such products. Notwithstanding anything to the contrary in this Section 7.3, Thin Client Services shall not include designing, developing, manufacturing, licensing, distributing and selling, directly or indirectly, industry standard personal computer (PC) products.

8. Agreement Not to Solicit Customers. As a material inducement to the Company to enter into this Agreement, Executive agrees that during the term of his employment and for a period of one (1) year thereafter, Executive shall not either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any Thin Client Business, any person or entity that was a customer or client of the Company at any time during the 12-month period preceding such solicitation.

9. Agreement Not to Solicit Employees. As a material inducement to the Company to enter into this Agreement, Executive agrees that during the term of Executive’s employment and for a period of one (1) year thereafter, Executive shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, to any other business, any person employed by the Company, whether or not such employee is a full-time employee or a temporary employee of the Company and whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will.

10. Non-Disclosure. As a material inducement to the Company to enter into this Agreement, until, and to the extent that, this Agreement is filed with the Securities and Exchange Commission, Executive agrees to hold in the strictest confidence the terms and conditions of this Agreement. Executive covenants and agrees that Executive will not, either directly or through any other person, agent or representative, discuss or disclose either publicly or privately, the existence or content of this Agreement, except to accountants, attorneys, any state tax department or the Internal Revenue Service, or any other state or federal official in response to legitimate inquiry. Should Executive be required by law to disclose any information made confidential by this Agreement, Executive shall first provide at least ten (10) business days’ written notice to Keith D. Schneck, at the address of the Company, 3200 Horizon Drive, King of Prussia, PA, 19406, of Executive’s requirement to do so such that the Company may take any steps it deems necessary to protect the confidentiality of this information.

11. Return of Company Property. Executive acknowledges that all documents and electronic information related to the business of the Company that Executive acquired or generated during the period of Executive’s employment with the Company, and all copies thereof, including but not limited to, handwritten notes, memoranda, computer programs, software and electronic information, are and shall be the property of the Company, and that all such property of the Company shall be destroyed or returned to the Company on the Separation Date. By execution of this Agreement, Executive agrees that all copies thereof will be returned or destroyed. Executive shall delete all computer programs, software and electronic information of the Company to the extent that it may have been retained on any personal computer system, hard drives or computer disks. Except to the extent this Agreement expressly provides otherwise, all Company-owned property including laptop computers, cabinet keys, passwords, license keys, back-up tapes, peripheral and other software and hardware, security and/or entry cards, credit cards and any other property shall be returned to the Company on the Separation Date.

12. Confidential Information. Executive agrees that, during the term of his employment, he has been provided access to Confidential Information and Trade Secrets of the Company. Executive agrees that he will keep in the strictest of confidence and shall not disclose or divulge to any third party, any Confidential Information and Trade Secrets of the Company learned by Executive and shall not use them for his own benefit or disclose them to anyone outside of the Company, except at the Company’s express prior written consent. For purposes of this Agreement “Confidential Information” shall mean information disclosed to Executive or learned or made known to Executive as a consequence of or through his employment by the Company and, not generally known in the industry in which the Company is engaged, about the Company’s clients, customers, products, processes, including, but not limited to, information relating to research, development, source codes, object codes or other technology-based information or products, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling, as well as lists of actual or prospective customers, customer contacts, pricing strategy, sources of suppliers and materials, accounting records, operating and cost data or other Company financial information, compilations of information, drawings, proposals, job notes, reports, records and specifications, inventions, technology, patent applications and/or any other proprietary information as may exist or be developed from time to time by the Company or its affiliates. Confidential Information shall not include any information which: (a) is or subsequently becomes publicly available other than through breach of this Agreement by Executive or (b) is furnished to a third party by the Company without restrictions similar to the terms hereof on the third party’s right to use or disclose it. For purposes of this Agreement, “Trade Secret” means the whole or any portion or phase of any scientific or technical information, design, process, formula, or improvement which is secret and is not generally available to the public, and which gives one who uses it an advantage over competitors who do not know of or use it.

Executive further agrees that all such Confidential Information and Trade Secrets are the sole and exclusive property of the Company and that protection of this Confidential Information and Trade Secrets are essential to the protection of the Company’s goodwill and competitive position. Executive agrees that all Confidential Information and Trade Secrets in any form, shall be destroyed or returned to the Company on the Separation Date and further agrees that all additional copies will have been destroyed. Executive shall also delete all computer programs, software and electronic information of the Company to the extent that it may have been retained on any personal computer systems, hard drives or computer disks.

Executive acknowledges that, effective on the Separation Date, he will no longer have the authority to and shall not access or attempt to access any Company system including, but not limited to, dial-up connections, email or network servers or systems, and/or any third-party hosted services. Executive further agrees that he shall not, after the Separation Date, using any form of the Company’s authentication contact or attempt to contact, himself or on any other parties’ behalf, any Company vendor including, but not limited to, Citrix and Microsoft, by telephone, website or by any other means.

13. Developments. The Company is the sole owner of all the developments, including, but not limited to, business methods, computer programs, inventions, trade secrets, discoveries, ideas, writings, concepts, formats, suggestions and other intellectual property which Executive may have acquired, obtained, developed or created in connection with Executive’s employment with the Company, free and clear of any claims by Executive (or anyone claiming under Executive) of any kind or character whatsoever. Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any such properties.

14. Non-Interference with Third-Party Relationships. As a material inducement to the Company to enter into this Agreement, Executive shall not, in addition to the covenants contained in Sections 7, 8 and 9, intentionally interfere with, or intentionally disrupt the relationship between the Company and any third party, including without limitation, any customer, supplier, distributor or employee of the Company, except to the extent that Executive may engage in lawful activities competitive with the business of the Company that do not violate any restrictive covenant between Executive and the Company.

15. Equitable Relief. Executive agrees that the breach of Sections 7, 8, 9, 10, 11, 12, 13 or 14 of this Agreement shall cause the Company to suffer irreparable harm. In addition to all other remedies that the Company may have at law or in equity for breach of this Agreement, the Company shall therefore have the right to injunctive relief. The Company shall further have the right, in the event of a willful breach of any of these paragraphs which is not cured by Executive upon notice from the Company, to rescind this Agreement, including the right to recover all monies paid to Executive pursuant to the terms set forth in Sections 1 and 4 of this Agreement, including but not limited to, that paid for damages and/or separation.

16 Assistance. Executive covenants and agrees to constructively and actively assist the Company, at the Company’s cost and if Executive is no longer an employee of the Company, subject to Executive’s reasonable availability, at a mutually agreed upon consulting fee, in any governmental or similar investigation and to promptly notify the Company of any such investigation of which Executive may become aware. This provision shall survive the termination of this Agreement.

17. Executive Acknowledgements. By execution of this Agreement, Executive acknowledgements that the following statements are true:

17.1 Executive has been given the opportunity to and has, in fact, read this entire Agreement, and has had all questions regarding its meaning answered to Executive’s satisfaction;

17.2 Executive has been advised to seek and has been given the full opportunity to seek independent advice and/or counsel;

17.3 The payments and benefits that the Company has agreed to provide in Sections 1 and 4 of this Agreement are, in whole or in part, payments and benefits to which Executive would not be otherwise entitled in the absence of this Agreement;

17.4 The content of this Agreement is written in plain language, is fully understood, and it is also understood that it contains a FULL WAIVER OF ALL CLAIMS;

17.5 The FULL WAIVER OF ALL CLAIMS is given in return for valuable consideration as provided under the terms of this Agreement, including but not limited to the payments set forth in Sections 1 and 4 above;

17.6 This Agreement is knowingly and voluntarily entered into and no representations have been made to induce or influence Executive’s execution of this Agreement other than those contained herein;

17.7 Executive acknowledges having been given at least twenty-one (21) days to consider the terms and conditions contained in this Agreement before signing and acknowledges that he has seven (7) days following his execution of this Agreement to revoke his agreement to this Agreement. Executive understands that if he wishes to revoke this release, he must send the revocation in writing by overnight mail to Keith D. Schneck, Executive Vice President and Chief Financial Officer, 3200 Horizon Drive, King of Prussia, Pennsylvania 19406;

17.8 Executive has not heretofore assigned or transferred or purported to assign or transfer to any person or entity any claim or portion thereof or interest therein which is released, acquitted or discharged in this Agreement;

17.9 The Company is not obligated to provide to Executive any money or consideration from the Company other than the money and consideration promised in Sections 1 and 4 of this Agreement;

17.10 Executive acknowledges that he shall have a period of twelve (12) months after the Separation Date in which to exercise his outstanding stock options in the Company stock, all of which will be vested and exercisable as of the Separation Date, and that after such twelve-month period, such stock options shall terminate and shall no longer be exercisable by Executive.

17.11 Executive has not relied upon any advice whatsoever from the Company or its attorneys as to the taxability, whether pursuant to federal, state or local tax statutes, regulations or otherwise of the payments or considerations promised hereunder and, except for those taxes which the Company is obligated to pay, Executive is solely responsible and liable for any amount of tax obligations arising from the payment of the sums specified in Sections 1 and 4 and all tax obligations, if any, will be paid in full by Executive. Executive agrees to indemnify and hold the Company harmless from and against any and all liabilities arising out of Executive’s failure to comply with this paragraph;

17.12 Executive acknowledges that, effective on the CEO Termination Date and the Separation Date, except as specifically provided herein, Executive will not be entitled to further participate in any benefits made available to employees of the Company; and

17.13 Executive has no pending Workers Compensation claim(s) against the Company and knows of no situations that might give rise to any such claim.

17. Miscellaneous.

17.1 This Agreement shall be binding upon and inure to the benefit of the Company’s successors and assigns. This Agreement shall not be assignable by Executive, except that Executive may bequeath or transfer, whether by will or intestacy, the right to receive the monetary consideration provided in Sections 1 and 4 hereof in the event of Executive’s death before such amounts have been fully paid.

17.2 This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the Commonwealth of Pennsylvania, and no action involving this Agreement may be brought except in either the Court of Common Pleas of Montgomery County or the United States District Court for the Eastern District of Pennsylvania.

17.3 If any provision of this Agreement, or the application thereof, is held to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

17.4 This Agreement shall be deemed drafted by the parties hereto. The language of all parts of this Agreement shall be construed as a whole, according to their fair meaning and any presumption or other principles that language herein is to be construed against any party shall not apply.

17.5 This Agreement constitutes the sole and entire Agreement between the parties hereto, and supersedes any and all understandings and agreements made prior hereto except any prior agreements concerning confidentiality and/or non-competition and non-solicitation, the obligations of which are expressly confirmed by Executive. There are no collateral understandings, representations or agreements other than those contained herein. It is understood and agreed that the execution of this Agreement by the Company is not an admission of liability on its part to Executive, and execution of this Agreement by Executive is not an admission of liability on Executive’s part to the Company, but is a settlement agreement to put to rest any claim of any kind whatsoever relating to the employment of Executive by the Company and/or the cessation of that employment.

IN WITNESS WHEREOF, the undersigned parties have signed this Agreement on the date indicated herein.

NEOWARE, INC.
By:	/s/ Keith D. Schneck

Title:	Chief Financial Officer
Date:	October 30, 2006

I DECLARE THAT THE TERMS OF THIS AGREEMENT/RELEASE HAVE BEEN COMPLETELY READ, THAT I HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY AND WAS ADVISED TO DO SO, THAT THE TERMS OF THE LEGAL RELEASE ARE FULLY UNDERSTOOD AND ARE VOLUNTARILY ACCEPTED KNOWING THAT I AM WAIVING LEGAL RIGHTS.

By:	/s/ Michael Kantrowitz

Michael Kantrowitz
Date:	October 30, 2006

ACKNOWLEDGEMENT OF RIGHTS UNDER

OLDER WORKERS BENEFIT PROTECTION ACT

I, MICHAEL KANTROWITZ, acknowledge that I have read and understand the attached Termination and Service Agreement (“Agreement”). I further understand that the Agreement is revocable by me for a period of seven (7) days following execution thereof, and that except for Recital C and Section 1.1 identifying the CEO Termination Date, which are effective immediately, the Agreement shall not become effective or enforceable until this seven-day revocation period has ended.

I further acknowledge that, while the Agreement may not prevent me from filing a charge with the Equal Employment Opportunity Commission (“EEOC”) to challenge the knowing and voluntary nature of this Agreement, I have not filed any such claims or commenced any action with an administrative agency or court regarding any claims released in this Agreement.

I acknowledge that I have been encouraged to discuss the release language in the Agreement with an attorney prior to executing the Agreement and that I have thoroughly reviewed and understand the effect of the release. I further acknowledge that I have been given twenty-one (21) days in which to consider the Agreement and that, if I sign the Agreement before the end of the twenty-one (21) day period, I am doing so freely, voluntarily and after having had full and fair opportunity to consult with my retained counsel.

/s/ Michael Kantrowitz	Date: October 30, 2006

Michael Kantrowitz

Exhibit A

Outstanding Stock Options

Last Name	Plan ID	Grant Date	Grant Type	Grant Price	Granted	Outstanding	Grant Expiration Date

Outstanding
Kantrowitz	ISO2004	8/11/2005	Non-Qualified	$11.15	41,032	41,032	8/11/2015
Kantrowitz	ISO2004	8/11/2005	Incentive	$11.15	8,968	8,968	8/11/2015
Kantrowitz	ISO2004	12/1/2004	Non-Qualified	$9.26	67,603	67,603	12/1/2014
Kantrowitz	ISO2004	12/1/2004	Incentive	$9.26	32,397	32,397	12/1/2014
Kantrowitz	1995ISO	8/13/2003	Non-Qualified	$16.41	50,000	50,000	8/12/2013
Kantrowitz	1995ISO	10/21/2002	Non-Qualified	$14.55	6,873	6,873	10/20/2012
Kantrowitz	1995ISO	10/21/2002	Incentive	$14.55	6,481	6,481	10/20/2012
Kantrowitz	NQ20020000	10/21/2002	Non-Qualified	$14.55	86,646	86,646	10/21/2012

						300,000